Exhibit (a)(1)(ii)

Nuveen Dividend Advantage Municipal Fund 3

MR A SAMPLE

DESIGNATION (IF ANY)

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C 1234567890  J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 1234567890

LETTER OF TRANSMITTAL TO TENDER SHARES OF NUVEEN DIVIDEND ADVANTAGE MUNICIPAL FUND 3

Pursuant to the Offer to Purchase dated August 18, 2014, Nuveen Dividend Advantage Municipal Fund 3 (the “Fund”) has offered to purchase up to 10%, or 4,040,003 shares, of its Common Shares. The offer expires at 5:00 p.m. New York City time on September 19, 2014, unless extended. See Instructions on the reverse side.

I/we, the undersigned, hereby surrender to you for tendering the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated August 18, 2014 (“Offer to Purchase”). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

Breakdown of your holding here at Computershare:

Total Certificated Shares	Total Book-Entry Share	Total Shares
1234567890	1234567890	1234567890

1

Signature: This form must be signed by all of the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority to so act, or in lieu of evidence guaranteed by an Eligible Institution. Additionally, if any of the tendered Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

Signature of Shareholder	Date	Daytime Telephone #

Signature of Shareholder	Date	Daytime Telephone #

PLACE AN X IN ONE TENDER BOX ONLY
2		3
☐ Tender All	or	☐ Partial Tender

		WHOLE SHARES FRACTIONS

Please locate your certificate(s) and send them along with the completed Letter of Transmittal.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.

1 2 3 4 5 6 7 8 9 0 1 2 T E N D N Z F C 0 1

01UQ0J

4 Special Transfer Instructions		5 Special Mailing Instructions
If you want your stock certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.	Signature Guarantee Medallion (Title of Officer Signing this Guarantee)	Fill in ONLY if you want your stock certificate(s) for Fund shares and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.

Name (Please Print First, Middle & Last Name)	(Name of Guarantor - Please Print)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Address of Guarantor Firm)	Address (Number and Street)

(City, State & Zip Code)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1 Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificates in the enclosed envelope. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2 If you are tendering all your shares for cash, please check this box only.

3 If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.

4 If you want your certificate(s) for Fund shares and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be medallion guaranteed.

5 Complete Box 5 only if your certificate(s) for Fund shares and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

6 Mutilated, Lost, Stolen or Destroyed Certificates. If any certificate representing Shares has been mutilated, lost, stolen or destroyed, the stockholder should promptly call the Depositary at (800) 546-5141. The stockholder will then be instructed by the Depositary as to the steps that must be taken to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

Form W-9: Under U.S. Federal Income Tax law, a stockholder is required to provide Computershare with such shareholders correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare.

The Information Agent for the Offer is: Georgeson, Inc. All Holders Call Toll Free: (877) 278-9670

The Depositary for the Offer is:

Computershare

By Mail:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011

By Registered, Certified or Express Mail or Overnight Courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

Nuveen Investments PO Box 43071 Providence, Rl 02940-3071 Telephone: 800 257 8787 www.nuveen.com NUVEEN Investments TEST NAME 666 MAIN STREET RICHMOND VA 23219 Holder Account Number C0021640611I ND Date Issued: 03 Apr 2002 Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example. ABC; 12 3 Form W-9 Request for Taxpayer Identification Number and Certification Dear Shareholder: Our records indicate that your U.S. Social Security Number or Employer Identification Number is not certified. If this Form W-9 is not completed and returned, your account may be subject to backup withholding at the applicable tax rate on all dividends and sale proceeds.For joint tenant accounts, the TIN provided must belong to the first owner listed above to avoid backup withholding.A Taxpayer Identification Number (TIN)Enter your TIN for the above registered name and address in the appropriate box. For individuals, this is your Social Security number (SSN).For other entities, it is your Employer Identification Number (EIN). COMPLETE ONLY ONE BOX.Social Security Number Employer Identification NumberORFederal Tax Classification Limited Liability company Check appropriate box (required) orOther Classification individual Trust If you are an LLC or Other Classification, do not C Corporation S Corporation Partnership complete this form. You must complete an IRS Sole Proprietor Estate Form W-9. This form can be found on the IRSwebsite at www.irs.gov. See “Limited Liability Company or Other Classification” on the backC Exempt Payee Code (if any) this form for more information. If you are exempt from backup withholding, enter in the Exemptions box. any code that may apply to you See Exempt payee codes on the back of this formD CertificationUnder penalties of perjury I certify that:The number shown on this form is my correct Taxpayer Identification Number, andI am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, andI am a U.S. citizen or other U.S. person (defined on reverse).I am exempt from FATCA reporting (defined on reverse).Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.This form must be signed and dated for us to accept as proper certification.Sign HereSignature of U.S. Person - Please keep signature within the box Date (mm/dd/yyyy) Daytime Telephone NumberSend form to Nuveen Investments. Do not send to the IRS.N Z F 2 0 U W 9 001CS0003.sam.145142_-1/000015/0000/i 1. 2. 3. 4. 01QDGANV

How to complete this form Backup Withholding The Internal Revenue Service (IRS) requires us to withhold taxes for the applicable rate of backup withholding for U.S. persons without a W-9 tax certification who are not otherwise exempt. Parties acting as disbursement agents, such as Nuveen Investments, must withhold and pay to the IRS the applicable tax rate of such payments under certain conditions. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, and royalties. Supplying us with your correct Taxpayer Identification Number (TIN), and signing this form will generally allow you to receive your payments without being subject to backup withholding. Failure to supply your TIN, or supplying us with an incorrect TIN, could result in a $50.00 penalty being assessed by the IRS. Receipt of a completed Form W-9 will discontinue backup withholding unless otherwise required. What Name and Number To Give the Requester Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. ^ Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For this type of account: Give name and SSN of: Corporations are not exempt from backup withholding for payments made in settlement of payment card or third Individual The individual party network transactions. Two or more individuals (joint account) The actual owner of the account or, if Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous combined funds, the first individual on backup withholding, the account Custodian account of a minor The minor The following codes identify payees that are exempt from backup withholding: {Uniform Gift to Minors Act) ^ ^ organization exempt from tax under section 501(a), any IRA, or a custodial account under section a. The usual revocable savings The grantor-trustee 403(b)(7) if the account satisfies the requirements of section 401(f)(2) trust (grantor is also trustee) v A ‘ wv ‘ b. So-called trust account that is The actual owner 2 -- The United States or any of its agencies or instrumentalities not a legal or valid trust under state law 3 -- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions Sole proprietorship or disregarded The owner or instrumentalities entity owned by an individual , . , . A . ri. ...... . . , , ,.r . _ . . . , _ .. , x 4- A foreign government or any of its political subdivisions, agencies, or instrumentalities Grantor trust filing under Optional The grantor Form 1099 Filing Method 1 5.. A corporation (see Regulation section -4(b)(2)(i)(A)) 6 -- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a For this type of account: Give name and EIN of: Possession of the United States Disregarded entity not owned by an The owner 7 -- A futures commission merchant registered with the Commodity Futures Trading Commission individual n . . . . . . .. . . . ... 8 -- A real estate investment trust A valid trust, estate, or pension trust Legal entity Corporation or LLC electing The corporation 9 - An entity registered at all times during the tax year under the Investment Company Act of 1940 corporate status on Form 8832 or ,A . . A, . . ., , , . .. rn.. , Form 2553 10 -- A common trust fund operated by a bank under section 584(a) Association, club, religious, The organization 11 - A financial institution charitable, educational, or other tax- exempt organization 12 --A middleman known in the investment community as a nominee or custodian Partnership or multi-member LLC The partnership 13.. Atms, exemp, fom ^ undef sectbn 664 of describe(j |n sectbn 4g4? A broker or registered nominee The broker or nominee Account with the Department of The public entity Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments Grantor trust filing under the Form The trust 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section -4(b)(2)(i)(B)) Limited Liability Company or Other Classification If you are a Limited Liability Company or Other entity, complete an IRS Form W-9 found on the IRS website www.irs.gov. Be sure to include the information required in the IRS instructions for a Limited Liability Company (LLC) or for Other entities on page 2. Return the completed form to the address below. Definition of a U.S. Person. For federal tax purposes, you are considered a U.S. person if you are: An individual who is a U.S. citizen or U.S. resident alien, A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, An estate (other than a foreign estate), or A domestic trust (as defined in Regulations Section 301.7701-7). Exemption from FATCA reporting: If you are submitting this form for an account that is maintained in the United States, you are exempt from FATCA reporting. Please return completed form to: Nuveen Investments PO BOX 43071 did you know? Providence, RI 02940-3071 You can certify your account online by visiting us at the website on the reverse side of this form. While online, join the thousands of shareholders that have siqned up for electronic delivery! 21UW9_01QDHA_NV 1.671 1.671